Exhibit 99.1

Media Release

Peabody Reports Results for the Quarter and Year Ended December 31, 2024
Centurion Ships First Coal and Advances Towards Longwall Start in Q1 2026
Premium Hard Coking Coal Acquisition Poised to Reshape Peabody
ST. LOUIS, Feb. 6, 2025 – Peabody (NYSE: BTU) today reported fourth quarter net income attributable to common stockholders of $30.6 million, or $0.25 per diluted share, compared to $192.0 million, or $1.33 per diluted share, in the prior year quarter. Peabody had Adjusted EBITDA1 of $176.7 million in the fourth quarter of 2024 including a $41.4 million non-cash charge from Australia currency remeasurement, compared to $345.1 million in the fourth quarter of 2023.
Full-year 2024 revenue totaled $4,236.7 million compared to $4,946.7 million in the prior year. Full-year 2024 net income attributable to common stockholders totaled $370.9 million, or $2.70 per diluted share, compared to $759.6 million, or $5.00 per diluted share in the prior year. Adjusted EBITDA was $871.7 million compared to $1,363.9 million in the prior year.
“Peabody completed a highly productive year with a strong fourth quarter performance and the advancement of a transformative acquisition that we are confident will reshape Peabody in a profound and positive way,” said Peabody President and Chief Executive Officer Jim Grech. “The Peabody team also drove an exceptional year in safety and environmental performance, leading to record low accident and severity rates and the reduction of more than $100 million of reclamation bonding obligations.”
Fourth Quarter and Full Year Highlights
•Agreed to purchase four world-class premium hard coking coal operations in Australia’s Bowen Basin, which will transform the company to a predominately steelmaking-coal supplier.
•Advanced the development of the premium hard coking coal Centurion Mine in Australia and shipped the first coal cargo, with longwall production expected to start March 2026.
•Reported full-year Adjusted EBITDA of $872 million, operating cash flow from continuing operations of $613 million, and $700 million of Cash and Cash Equivalents at December 31, 2024.
•Returned $221 million to shareholders in share repurchases and dividends.
•Achieved a record low total reportable injury frequency rates (TRIFR) in U.S. and Australia operations, generating a combined global rate of 0.81 per 200,000 hours worked and also achieved the lowest recorded annual injury severity rate in company history.
1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA (excluding insurance recoveries) divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment (excluding insurance recoveries), respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reporting segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes for a reconciliation and definition of non-GAAP financial measures.

•Announced a partnership with leading renewable energy company RWE to grow the company’s R3 Renewables platform to develop solar and energy storage projects on repurposed reclaimed mine lands.
•Achieved a company record $110 million in bond release approval for reclaimed U.S. lands. In addition, reclaimed lands exceeded disturbed lands by a ratio of 1.7 to 1, improving upon the prior best ratio of 1.3 to 1 in 2023.
•Declared a $0.075 per share dividend on February 6, 2025.

Fourth Quarter Segment Performance

Seaborne Thermal
	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023
Tons sold (in millions)	4.2	4.1	3.7	16.4	15.5
Export	2.8	2.6	2.6	10.6	10.0
Domestic	1.4	1.5	1.1	5.8	5.5
Revenue per Ton	$73.55	$76.21	$76.22	$73.88	$85.94
Export - Avg. Realized Price per Ton	96.41	105.51	97.20	99.87	119.79
Domestic - Avg. Realized Price per Ton	25.47	25.36	30.26	25.96	24.73
Costs per Ton	46.97	47.01	49.71	47.71	48.66
Adjusted EBITDA Margin per Ton	$26.58	$29.20	$26.51	$26.17	$37.28
Adjusted EBITDA (in millions)	$111.8	$120.0	$99.8	$430.0	$576.8
Seaborne Thermal volume totaled 4.2 million tons, ahead of expectations, primarily driven by higher production at Wambo Underground. The average realized export price of $96.41 per ton was down from $105.51 in the prior quarter impacted by sales mix, while costs remained largely stable. The segment reported 36 percent Adjusted EBITDA margins on Adjusted EBITDA of $111.8 million.

Seaborne Metallurgical
	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023
Tons sold (in millions)	2.2	1.7	2.1	7.3	6.9
Revenue per Ton	$123.41	$144.60	$186.74	$144.97	$188.66
Costs per Ton	113.05	128.04	107.89	122.77	125.18
Adjusted EBITDA Margin per Ton	$10.36	$16.56	$78.85	$22.20	$63.48
Adjusted EBITDA, Excluding Insurance Recovery (in millions)	$22.8	$27.8	$166.2	$161.7	$438.1
Shoal Creek Insurance Recovery (in millions)	—	—	—	80.8	—
Adjusted EBITDA (in millions)	$22.8	$27.8	$166.2	$242.5	$438.1
Seaborne Metallurgical volumes came in largely in line with expectations at 2.2 million tons, reflecting a 29 percent increase over the prior quarter. Strong production at Shoal Creek drove a 12 percent reduction in segment costs per ton to $113.05, beating expectations. The average realized price of $123.41 per ton was 15 percent lower than the prior quarter, reflecting a higher mix of Shoal Creek sales and generally lower market pricing. The segment reported 8 percent Adjusted EBITDA margins on Adjusted EBITDA of $22.8 million.

Powder River Basin
	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023
Tons sold (in millions)	23.0	22.1	23.6	79.6	87.2
Revenue per Ton	$13.79	$13.84	$13.58	$13.81	$13.74
Costs per Ton	11.50	11.50	11.98	12.07	11.98
Adjusted EBITDA Margin per Ton	$2.29	$2.34	$1.60	$1.74	$1.76
Adjusted EBITDA (in millions)	$52.7	$51.7	$37.6	$138.6	$153.7
Powder River Basin (PRB) shipped 23.0 million tons, 1.8 million tons ahead of expectations and the highest quarterly sales volume for the year. PRB average realized price and costs per ton remained stable with the previous quarter. The segment reported 17 percent Adjusted EBITDA margins on Adjusted EBITDA of $52.7 million.

Other U.S. Thermal
	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023
Tons sold (in millions)	3.7	4.0	3.7	14.6	16.2
Revenue per Ton	$57.74	$53.52	$57.00	$56.38	$54.77
Costs per Ton	46.73	46.50	45.57	46.04	41.98
Adjusted EBITDA Margin per Ton	$11.01	$7.02	$11.43	$10.34	$12.79
Adjusted EBITDA (in millions)	$40.5	$28.4	$42.3	$150.8	$207.5
Other U.S. Thermal shipped 3.7 million tons in the quarter, modestly below expectations and the previous quarter due to geologic challenges at Twentymile that are expected to be resolved in the first quarter of 2025. Revenue per ton was higher than anticipated due to sales contract cancellation settlements, increasing segment margin. Costs were largely stable with the previous quarter. The segment reported 19 percent Adjusted EBITDA margins and Adjusted EBITDA of $40.5 million.
Update on Centurion and Premium Hard Coking Coal Acquisition
“It’s hard to overstate the benefits to Peabody, both strategically and financially, from the ramp up of Centurion as well as the agreement to acquire multiple premium hard coking coal mines in Australia,” said Mr. Grech. “We are confident that these assets will positively redefine Peabody in the market.”
During the fourth quarter, Peabody reached several key milestones at Centurion. The mine is ahead of its development schedule and now has four continuous miners in coal production, while shipping its first coal in December, serving a growing steel producer in Southeast Asia. The company expects to begin producing continuous miner coal from Centurion North early in the third quarter, and targets a combined 500 thousand tons of production for the full year. Peabody is on track to begin longwall production in March 2026, producing 3.5 million tons of premium hard coking coal next year. With a planned annual production averaging 4.7 million tons and approximately 140 million tons of reserves, the operation has a mine life of more than 25 years.
Peabody’s acquisition of multiple coal mines from Anglo American is progressing, with completion now targeted for next quarter subject to closing conditions. The company has several regulatory approvals in hand from key governmental agencies, the pre-emption rights timetable window is advancing, Anglo’s operational improvements are underway, the permanent financing process has begun, and minority stake ownership discussions are ongoing.
During the first full year of ownership in 2026, the premium hard coking coal mines are expected to produce 11.3 million tons of coal at fully loaded costs of $130-$140 per ton.

Capital Allocation
Peabody generated $612.8 million in operating cash flows from continuing operations in 2024. The company returned $220.7 million to shareholders, invested $226.8 million in the development of Centurion and acquired the Centurion North coal reserves for $143.8 million.

“Peabody’s capital allocation strategy continues to reflect a balanced approach of shareholder returns and reinvestment in the business,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “Looking ahead, we have structured our pending acquisition with flexible consideration arrangements, including upfront, deferred and contingent payments, to enable the cash flows from the new assets to fund the acquisition.”
Focus Areas for 2025
“Peabody is transforming into a predominately metallurgical coal producer, with substantially higher long-term earnings potential, a recharged asset base, and a three-pronged value creation model via free cash flow growth per share, shareholder returns, and multiple expansion,” said Mr. Grech.
Peabody has identified five areas of focus in 2025:
•Continuing emphasis on safe, productive, environmentally sound operations
•Ramping up the Centurion Mine on time and on budget
•Successfully completing the premium hard coking coal acquisition and integrating the mines into Peabody
•Serving growing Asian thermal coal demand through its low-cost Australian export platform
•Leveraging Peabody’s low-cost domestic U.S. thermal coal production to capitalize on emerging favorable policy and economic themes
First Quarter 2025 Outlook
Seaborne Thermal
•Volumes are expected to be 4.0 million tons, including 2.5 million export tons. 0.2 million export tons are priced at $108 per ton, and 1.3 million tons of Newcastle product and 1.0 million tons of high ash product are unpriced. Costs are anticipated to be $45-$50 per ton.
Seaborne Metallurgical
•Seaborne met volumes are expected to be 2.0 million tons and are expected to achieve 70 to 75 percent of the premium hard coking coal price index. Costs are anticipated to be temporarily elevated at $125-$135 per ton reflecting a planned longwall move at Shoal Creek.
U.S. Thermal
•PRB volume is expected to be approximately 19 million tons at an average price of $13.80 per ton and costs of approximately $12.00-$12.75 per ton.
•Other U.S. Thermal volume is expected to be approximately 3.4 million tons at an average price of $52.50 per ton and costs of approximately $43-$47 per ton.

Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.

Contact:
Vic Svec
ir@peabodyenergy.com

Guidance Targets (Excluding Contributions from Planned Acquisition)

Segment Performance
	2025 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	14.2 - 15.2	5.6	$30.86	$47.00 - $52.00
Seaborne Thermal (Export)	8.8 - 9.8	0.2	$108.00	NA
Seaborne Thermal (Domestic)	5.4	5.4	$28.00	NA
Seaborne Metallurgical	8.0 - 9.0	0.5	$128.00	$120.00 - $130.00
PRB U.S. Thermal	72 - 78	71	$13.85	$12.00 - $12.75
Other U.S. Thermal	13.4 -14.4	13.6	$52.00	$43.00 - $47.00

Other Annual Financial Metrics ($ in millions)
	2025 Full Year
SG&A	$95
Total Capital Expenditures	$450
Major Project Capital Expenditures	$280
Sustaining Capital Expenditures	$170
ARO Cash Spend	$50

Supplemental Information

Seaborne Thermal	54% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and 46% are expected to have a higher ash content and price at 80-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 70-75% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at December 31, 2024. Weighted average quality for the PRB segment 2025 volume is approximately 8,685 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023 and the Years Ended Dec. 31, 2024 and 2023

(In Millions, Except Per Share Data)
	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023

Tons Sold	33.1	31.9	33.2	118.0	126.2

Revenue	$1,123.1	$1,088.0	$1,235.0	$4,236.7	$4,946.7
Operating Costs and Expenses (1)	957.0	845.8	872.8	3,420.9	3,385.1
Depreciation, Depletion and Amortization	95.6	84.7	82.2	343.0	321.4
Asset Retirement Obligation Expenses	10.2	12.9	4.2	48.9	50.5
Selling and Administrative Expenses	26.3	20.6	24.7	91.0	90.7
Restructuring Charges	2.3	1.9	0.3	4.4	3.3
Transaction Costs Related to Business Combinations	10.3	—	—	10.3	—
Other Operating Loss (Income):
Net Gain on Disposals	(0.1)	(0.1)	(6.5)	(9.8)	(15.0)
Asset Impairment	—	—	—	—	2.0
Provision for NARM and Shoal Creek Losses	—	—	3.9	3.7	40.9
Shoal Creek Insurance Recovery	—	—	—	(109.5)	—
(Income) Loss from Equity Affiliates	(18.6)	2.1	2.8	(11.5)	(6.9)
Operating Profit	40.1	120.1	250.6	445.3	1,074.7
Interest Expense, Net of Capitalized Interest	11.8	9.7	14.3	46.9	59.8
Net Loss on Early Debt Extinguishment	—	—	—	—	8.8
Interest Income	(17.3)	(17.7)	(20.3)	(71.0)	(76.8)
Net Periodic Benefit Credit, Excluding Service Cost	(10.2)	(10.1)	(12.2)	(40.6)	(41.6)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(6.1)	—	(0.3)	(6.1)	(0.3)
Income from Continuing Operations Before Income Taxes	61.9	138.2	269.1	516.1	1,124.8
Income Tax Provision	23.6	25.7	70.1	108.8	308.8
Income from Continuing Operations, Net of Income Taxes	38.3	112.5	199.0	407.3	816.0
Loss from Discontinued Operations, Net of Income Taxes	(0.5)	(1.0)	(0.3)	(3.8)	(0.4)
Net Income	37.8	111.5	198.7	403.5	815.6
Less: Net Income Attributable to Noncontrolling Interests	7.2	10.2	6.7	32.6	56.0
Net Income Attributable to Common Stockholders	$30.6	$101.3	$192.0	$370.9	$759.6

Adjusted EBITDA (2)	$176.7	$224.8	$345.1	$871.7	$1,363.9

Diluted EPS - Income from Continuing Operations (3)(4)	$0.25	$0.74	$1.33	$2.73	$5.00

Diluted EPS - Net Income Attributable to Common Stockholders (3)	$0.25	$0.74	$1.33	$2.70	$5.00

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Non-GAAP Financial Measures" section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)
Weighted average diluted shares outstanding were 138.4 million, 141.6 million and 147.2 million during the quarters ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively. During the years ended December 31, 2024 and 2023, weighted average diluted shares outstanding were 141.9 million and 154.3 million, respectively.

(4)	Reflects income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Dec. 31, 2024 and 2023

(Dollars In Millions)

	(Unaudited)
	Dec. 31, 2024	Dec. 31, 2023
Cash and Cash Equivalents	$700.4	$969.3
Accounts Receivable, Net	359.3	389.7
Inventories, Net	393.4	351.8
Other Current Assets	327.6	308.9
Total Current Assets	1,780.7	2,019.7
Property, Plant, Equipment and Mine Development, Net	3,081.5	2,844.1
Operating Lease Right-of-Use Assets	119.3	61.9
Restricted Cash and Collateral	809.8	957.6
Investments and Other Assets	162.4	78.8
Total Assets	$5,953.7	$5,962.1

Current Portion of Long-Term Debt	$15.8	$13.5
Accounts Payable and Accrued Expenses	811.7	965.5
Total Current Liabilities	827.5	979.0
Long-Term Debt, Less Current Portion	332.3	320.7
Deferred Income Taxes	40.9	28.6
Asset Retirement Obligations, Less Current Portion	667.8	648.6
Accrued Postretirement Benefit Costs	120.4	148.4
Operating Lease Liabilities, Less Current Portion	86.7	47.7
Other Noncurrent Liabilities	169.3	181.6
Total Liabilities	2,244.9	2,354.6

Common Stock	1.9	1.9
Additional Paid-in Capital	3,990.5	3,983.0
Treasury Stock	(1,926.5)	(1,740.2)
Retained Earnings	1,445.8	1,112.7
Accumulated Other Comprehensive Income	138.8	189.6
Peabody Energy Corporation Stockholders' Equity	3,650.5	3,547.0
Noncontrolling Interests	58.3	60.5
Total Stockholders' Equity	3,708.8	3,607.5
Total Liabilities and Stockholders' Equity	$5,953.7	$5,962.1

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023 and the Years Ended Dec. 31, 2024 and 2023

(Dollars In Millions)
	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023
Cash Flows From Operating Activities
Net Cash Provided By Continuing Operations	$121.4	$361.4	$283.6	$612.8	$1,116.3
Net Cash Used in Discontinued Operations	(1.6)	(1.5)	(1.2)	(6.3)	(80.8)
Net Cash Provided By Operating Activities	119.8	359.9	282.4	606.5	1,035.5
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(135.6)	(98.7)	(157.9)	(401.3)	(348.3)
Changes in Accrued Expenses Related to Capital Expenditures	5.3	7.2	8.0	(1.2)	2.9
Wards Well Acquisition	—	—	—	(143.8)	—
Deposit Associated with Planned Acquisition	(75.0)	—	—	(75.0)	—
Insurance Proceeds Attributable to Shoal Creek Equipment Losses	—	5.3	—	10.9	—
Proceeds from Disposal of Assets, Net of Receivables	1.0	0.6	8.9	17.1	22.8
Contributions to Joint Ventures	(177.9)	(176.6)	(168.2)	(728.0)	(741.6)
Distributions from Joint Ventures	167.4	189.2	142.3	717.2	721.7
Other, Net	6.3	0.2	(1.1)	6.0	(0.1)
Net Cash Used In Investing Activities	(208.5)	(72.8)	(168.0)	(598.1)	(342.6)
Cash Flows From Financing Activities
Proceeds from Loan Note Related to Planned Acquisition	9.3	—	—	9.3	—
Repayments of Long-Term Debt	(3.2)	(2.6)	(2.1)	(10.4)	(9.0)
Payment of Debt Issuance and Other Deferred Financing Costs	(0.9)	—	—	(12.0)	(0.3)
Common Stock Repurchases	—	(100.0)	(83.7)	(183.1)	(347.7)
Excise Taxes Paid Related to Common Stock Repurchases	(3.3)	—	—	(3.3)	—
Repurchase of Employee Common Stock Relinquished for Tax Withholding	—	—	—	(4.1)	(13.7)
Dividends Paid	(9.1)	(9.4)	(9.9)	(37.6)	(30.6)
Distributions to Noncontrolling Interests	—	(16.3)	(0.1)	(34.8)	(59.0)
Net Cash Used In Financing Activities	(7.2)	(128.3)	(95.8)	(276.0)	(460.3)
Net Change in Cash, Cash Equivalents and Restricted Cash	(95.9)	158.8	18.6	(267.6)	232.6
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,478.5	1,319.7	1,631.6	1,650.2	1,417.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,382.6	$1,478.5	$1,650.2	$1,382.6	$1,650.2

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023 and the Years Ended Dec. 31, 2024 and 2023

(Dollars In Millions)

Note: Management believes that non-GAAP performance measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023

Income from Continuing Operations, Net of Income Taxes	$38.3	$112.5	$199.0	$407.3	$816.0
Depreciation, Depletion and Amortization	95.6	84.7	82.2	343.0	321.4
Asset Retirement Obligation Expenses	10.2	12.9	4.2	48.9	50.5
Restructuring Charges	2.3	1.9	0.3	4.4	3.3
Transaction Costs Related to Business Combinations	10.3	—	—	10.3	—
Asset Impairment	—	—	—	—	2.0
Provision for NARM and Shoal Creek Losses	—	—	3.9	3.7	40.9
Shoal Creek Insurance Recovery - Property Damage	—	—	—	(28.7)	—
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.7)	(0.4)	(0.4)	(1.8)	(1.6)
Interest Expense, Net of Capitalized Interest	11.8	9.7	14.3	46.9	59.8
Net Loss on Early Debt Extinguishment	—	—	—	—	8.8
Interest Income	(17.3)	(17.7)	(20.3)	(71.0)	(76.8)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(6.1)	—	(0.3)	(6.1)	(0.3)
Unrealized Gains on Derivative Contracts Related to Forecasted Sales	—	—	—	—	(159.0)
Unrealized Losses (Gains) on Foreign Currency Option Contracts	9.4	(3.7)	(7.3)	9.0	(7.4)
Take-or-Pay Contract-Based Intangible Recognition	(0.7)	(0.8)	(0.6)	(3.0)	(2.5)
Income Tax Provision	23.6	25.7	70.1	108.8	308.8
Adjusted EBITDA (1)	$176.7	$224.8	$345.1	$871.7	$1,363.9

Operating Costs and Expenses	$957.0	$845.8	$872.8	$3,420.9	$3,385.1
Unrealized (Losses) Gains on Foreign Currency Option Contracts	(9.4)	3.7	7.3	(9.0)	7.4
Take-or-Pay Contract-Based Intangible Recognition	0.7	0.8	0.6	3.0	2.5
Net Periodic Benefit Credit, Excluding Service Cost	(10.2)	(10.1)	(12.2)	(40.6)	(41.6)
Total Reporting Segment Costs (2)	$938.1	$840.2	$868.5	$3,374.3	$3,353.4

(1)	Adjusted EBITDA is defined as income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance as displayed in the reconciliation above. Adjusted EBITDA is used by management as the primary metric to measure each of our segment's operating performance and allocate resources.
(2)	Total Reporting Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance, as displayed in the reconciliation above. Total Reporting Segment Costs is used by management as a component of a metric to measure each of our segment's operating performance.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Dec. 31, 2024, Sept. 30, 2024 and Dec. 31, 2023 and the Years Ended Dec. 31, 2024 and 2023

	Quarter Ended			Year Ended
	Dec.	Sept.	Dec.	Dec.	Dec.
	2024	2024	2023	2024	2023
Revenue Summary (In Millions)
Seaborne Thermal	$309.3	$313.2	$286.3	$1,213.9	$1,329.7
Seaborne Metallurgical	271.8	242.5	394.0	1,055.6	1,301.9

Powder River Basin	317.5	305.3	320.1	1,098.8	1,198.1
Other U.S. Thermal	212.3	216.7	210.7	822.6	888.2
Total U.S. Thermal	529.8	522.0	530.8	1,921.4	2,086.3
Corporate and Other	12.2	10.3	23.9	45.8	228.8
Total	$1,123.1	$1,088.0	$1,235.0	$4,236.7	$4,946.7

Total Reporting Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$197.5	$193.2	$186.5	$783.9	$752.9
Seaborne Metallurgical	249.0	214.7	227.8	893.9	863.8

Powder River Basin	264.8	253.6	282.5	960.2	1,044.4
Other U.S. Thermal	171.8	188.3	168.4	671.8	680.7
Total U.S. Thermal	436.6	441.9	450.9	1,632.0	1,725.1
Corporate and Other	55.0	(9.6)	3.3	64.5	11.6
Total	$938.1	$840.2	$868.5	$3,374.3	$3,353.4

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$111.8	$120.0	$99.8	$430.0	$576.8
Adjusted EBITDA - Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery	22.8	27.8	166.2	161.7	438.1
Shoal Creek Insurance Recovery - Business Interruption	—	—	—	80.8	—
Adjusted EBITDA - Seaborne Metallurgical	22.8	27.8	166.2	242.5	438.1

Adjusted EBITDA - Powder River Basin	52.7	51.7	37.6	138.6	153.7
Adjusted EBITDA - Other U.S. Thermal	40.5	28.4	42.3	150.8	207.5
Adjusted EBITDA - Total U.S. Thermal	93.2	80.1	79.9	289.4	361.2
Middlemount	10.2	1.8	(0.5)	13.1	13.2
Resource Management Results (2)	2.7	2.2	9.6	19.2	21.0
Selling and Administrative Expenses	(26.3)	(20.6)	(24.7)	(91.0)	(90.7)
Other Operating Costs, Net (3)	(37.7)	13.5	14.8	(31.5)	44.3
Adjusted EBITDA (1)	$176.7	$224.8	$345.1	$871.7	$1,363.9

(1)	Total Reporting Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the "Reconciliation of Non-GAAP Financial Measures" section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, gains (losses) on certain asset disposals, minimum charges on certain transportation-related contracts, results from the Company’s equity method investment in renewable energy joint ventures, costs associated with suspended operations including the Centurion Mine, the impact of foreign currency remeasurement, expenses related to the Company’s other commercial activities and revenue of $6.7 million and $25.9 million related to the assignment of port and rail capacity during the quarter and year ended December 31, 2023, respectively.
This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended Jun. 30, 2024, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.